News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Gregory C. Thompson
Executive Vice President and
Chief Financial Officer
GregThompson@KEMET.com
954-595-5081

KEMET Provides Regulatory Update for Pending Acquisition by Yageo Corporation
Fort Lauderdale, Florida (April 29, 2020) - KEMET Corporation (“KEMET”) (NYSE: KEM) today announced that, in connection with the pending acquisition of KEMET by Yageo Corporation (“Yageo”) (TAIEX: 2327), the parties received a notice from the Anti-Monopoly Bureau of the State Administration for Market Regulation in China (SAMR) of its unconditional approval of the pending acquisition of KEMET by Yageo under the Anti-Monopoly Law of China.
The remaining required regulatory approval to consummate the transaction is approval from the Investment Commission, Ministry of Economic Affairs in Taiwan. The parties’ submission was recently filed, and reviews typically take up to approximately 90 days to complete.
About KEMET
KEMET’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM). At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of sensors, actuators and electromagnetic compatibility solutions. KEMET operates manufacturing facilities, sales and distribution centers around the world. Additional information about KEMET can be found at http://www.KEMET.com.
Cautionary Statement on Forward-Looking Statements
Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets, in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates" or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.
This communication includes forward-looking statements relating to the proposed merger between KEMET and Yageo, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of KEMET’s management and are subject to significant risks and uncertainties outside of KEMET’s control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that Yageo stockholders may not approve the proposed merger (if approval by Yageo’s stockholders is required by applicable law); (iii) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (iv) inability to complete the proposed merger because, among other reasons, conditions to the closing of the proposed merger may not be satisfied or waived; (v) uncertainty as to the timing of completion of the proposed merger; (vi) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed merger; (vii) the effects that the failure to complete the merger would have on KEMET’s financial condition and results of operations; (viii) the effects that business uncertainties and contractual restrictions related to the pendency of the merger may have on KEMET’s business; (ix) the inability of KEMET to pursue alternatives to the merger; (x) the effect of current lawsuits against KEMET and its directors relating to the proposed merger and potential lawsuits that could be instituted against KEMET or its directors and officers, including the effects of any outcomes related thereto; (xi) the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic or (xii) possible disruptions from the proposed merger that could harm KEMET’s business, including current plans and operations.
Discussions of additional risks and uncertainties are contained in KEMET’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect KEMET’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward- looking statements to reflect new information, future events or otherwise.